CA's Board of Directors Approves $500 Million Common Stock Repurchase Program

ISLANDIA, N.Y., May 13, 2010 – CA, Inc. (NASDAQ: CA) today announced that its Board of Directors has approved a new stock repurchase program that authorizes the Company to buy up to $500 million of its common stock.

“The stock repurchase authorization is a reflection of CA’s Board of Directors’ confidence in the Company's long-term strategy and cash generating potential. We remain focused on capturing market share in new and emerging technologies such as virtualization management, cloud computing and IT management as a service, and in our core strengths in mainframe and identity and access management," said CA Chief Executive Officer Bill McCracken.  “Our approach to capital allocation balances making investments in our business to drive growth with returning cash to shareholders.”

The Company will fund the program with available cash on hand and repurchase shares on the open market from time-to-time based on market conditions and other factors.

In April 2010, CA completed the share repurchase authorization of $250 million announced in October of 2008. As of May 7, 2010, outstanding shares of CA stock totaled 514 million.

About CA

CA (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments—from mainframe and physical, to virtual and cloud. CA manages and secures IT environments and enables customers to deliver more flexible IT services. CA’s innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 rely on CA to manage their evolving IT ecosystems. For additional information, visit CA at www.ca.com. Follow CA on Twitter at www.twitter.com/cainc.

Connect with CA

•	CA Social Media Page
•	CA Newsletters
•	CA Press Releases
•	CA Podcasts

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products and Software-as-a-Service offerings and improving the Company’s brand in the marketplace; global economic factors or political events beyond the Company's control; general economic conditions, including concerns regarding a global recession and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand channel partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability to successfully acquire technology and software that are consistent with our strategy and integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company’s products to remain compatible with ever-changing operating environments; access to software licensed from third parties, third-party code and specifications for the development of code; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; access to third-party microcode; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to successfully execute restructuring plans; successful outsourcing of various functions to third parties; potential tax liabilities; and these factors and the other factors described more fully in the Company's filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2010 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Carol Lu
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6920
	daniel.kaferle@ca.com	carol.lu@ca.com